Exhibit 99.1

Letter from Barry Diller to IAC Shareholders:

IAC Announces Name Change to People Incorporated

NEW YORK—April 28, 2026―IAC (NASDAQ: IAC) today announced the company is changing its name to People Incorporated as it continues to sharpen its focus on its People Inc. publishing business and its investment in MGM Resorts International. The name change is expected to occur by the company’s second quarter earnings in August.

IAC Chairman and Senior Executive Barry Diller published a letter to shareholders today, outlining the rationale for the name change. The letter in its entirety is below.

April 28, 2026

Dear Shareholders,

Today’s news is that IAC is changing its corporate name to People Incorporated.

Throughout its three decades, this company has always been opportunistic.  That’s the only guidewire I’ve ever followed, and I believe today and tomorrow’s opportunities will best be held in the corpus of this new corporate name.

Some backgrounding will be helpful in explaining why.

I bought into little Silver King Communications in 1995. It had about $40 million in sales, and as it evolved over the next decades, we became HSN, then USA Networks, and finally, in 2003, IAC/InterActiveCorp, and then even more simply, IAC Inc.

Those name changes were the result of our changing business model. We began as a string of small television stations, then merged with HSN, a home shopping channel, and a few years later bought the USA Networks and Universal Television.  At HSN, we gained some expertise in ecommerce and interactive models in the primitive convergence of television screens, computers, and phones.  And then came the internet revolution in 1995 and out of that a unique business model—buying, building and creating interactive business.  Over the years, that has resulted in our owning and operating more than 200 companies and overseeing well over 100 minority investments.

By then we were the definition of a conglomerate.  As we evolved, I came to believe that operating all these disparate entities wasn’t the optimum method and began a process of spinning them out into their own independent companies.  Once we felt they were of sufficient size and success I thought they’d be better off on their own and sought to become a sort of anti-conglomerate, ‘spinning out’ 11 public entities.

All this activity over these past three decades has resulted in creating over $144 billion of value at peak equity prices.

In the last few years, ecommerce and interactivity valuations soared, new opportunities became fewer, and we began to scale down our acquisition activities to concentrate on the one sector we felt had the most potential in such a fast changing environment, that of the publishing businesses we’d built and acquired over the last 14 years. It was, as usual for us, a contrarian move but as I outline below, a most successful one.

As all sorts of potential disintermediation loomed in media and ecommerce we also began to search for businesses that couldn’t be disintermediated. Out of that process we began to accumulate shares in MGM Resorts, believing that there was no technology that was going to displace a customer from going to Las Vegas or any of MGM’s other physical properties.  Our original 12% stake in MGM has now grown to 26%. MGM Resorts is an extraordinary operation powered by a compelling mix of iconic resort destinations, scalable digital platforms, premium brands, an expanding global presence, and, under its CEO Bill Hornbuckle, an outstanding management team. MGM owns 40% of the Las Vegas Strip—an entertainment nucleus that simply cannot be replicated anywhere in the world. MGM’s leadership position in Macau remains the envy of the industry, and its mega resort abuilding in Japan is a giant future opportunity. Its digital businesses are growing profitably, and its stock continues to be wildly undervalued.

Our major continuing operating business is now our publishing operations. We are unlike most publishers in that we began as a native digital publisher and spent a decade developing the expertise to grow into a thriving digital business anchored online. We were leaning into digital publishing with all our might when our competitors were downsizing their operations because of that digital disruption. In late 2021, we then acquired Meredith. The earlier combination of Meredith and Time Inc. boasted 30+ brands such as the iconic PEOPLE, Food + Wine, Southern Living, and Travel & Leisure, all of which had incredible heritage but lacked digital reach. We brought our digital expertise to Meredith’s brands, aiming to modernize these iconic assets and unlock their true potential.

We are now some years into that process, and the results have been excellent. As against most publishers, we are thriving. The first quarter of 2026 represents our 10th straight quarter of digital revenue growth, our EBITDA margins remain strong, and our audiences are growing rapidly across so many platforms, including social channels, Apple News, and our own live events.

We have succeeded by leveraging our knowledge and experience from across the breadth of IAC’s digital businesses and applying them to People, trying new things, not being captive to old models or a legacy approach and not being dependent on others who could disrupt our business.

We’ve built our own extremely effective AI ad targeting product based on our first party data named D/Cipher.

We recognized the coming reality of zero search traffic years ago, successfully transitioning out of depending upon search engines for our traffic to create our own ecosystem which has resulted in a broad diversity in audience sources.

We have also begun a process called INVERSION, which to us means taking each of our properties and their intellectual capital and turning them into opportunities to play a direct role in creating new products and services that we own directly, rather than the traditional publishing model of licensing brands.  We have literally 19 separate initiatives operating now that are exclusive of the traditional publishing model. I intend for us to be the principal, rather than the licensor, wherever we can in the products and services that will be birthed out of our enormous reservoir of content.

I do believe we have an unlimited opportunity to build a unique new day publishing model that has no equal in its ability to grow into a large enterprise.  Under Neil Vogel’s leadership, People’s outstanding editorial and business staff and 3,500 employees, we deliver the most diversified expertise across our 40+ brands and the six ‘books’ we continue to publish in print.  And publish, in the old sense we still do, and profitably, to the tune of shipping 250 million magazines a year.

So, there we are and that’s why we’re changing IAC’s name to People Incorporated.

We’re transitioning the necessary staff of IAC into the corpus of People.  That will significantly reduce our overhead as we concentrate on our two assets: People publishing and our holdings in MGM Resorts.

As for me, I plan to continue to do what I have done here for years as Chairman and Senior Executive—be an advisor, instigator, stimulus, and sometimes irritant to the process.  I will also continue to oversee our MGM investment.

We have an excellent balance sheet with plenty of cash to pursue opportunities.  It’s possible we’ll find new arenas, that’s always an option, but for now we’ll concentrate on the two we have in front of us. Each cycle over the last 30 years, we downsized to a smaller company—I like that. It gives us room and energy to be agile and opportunistic.

The corpus of People Incorporated will include the assets of a mostly virtual media business together with the very hard assets of MGM Resorts—if you like, a perfect hedge in a world that is changing so unpredictively fast.

We’ve gone through four cycles since our founding more than 30 years ago, each one seeing opportunity in the dark. I can’t tell you where the next journey will take us but can say with confidence that the base from which we start is square on solid, and…from there…we will proceed.

I’d say THANK YOU FOR YOUR ATTENTION TO THIS MATTER, but that would be more than presumptuous.

Barry Diller

###

About IAC

IAC (NASDAQ: IAC) builds companies. We are guided by curiosity, a questioning of the status quo, and a desire to invent or acquire new products and brands. From the single seed that started as IAC nearly three decades ago have emerged 10 independent, publicly-traded companies and generations of exceptional leaders. We will always evolve, but our basic principles of financially-disciplined opportunism will never change. IAC is today primarily comprised of leading publisher People Inc. and its strategic equity positions in MGM Resorts International and Turo Inc. IAC is headquartered in New York City.

Cautionary Statement Regarding Forward-Looking Information

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipates,” “intends,” “expects,” “plans” and “believes,” among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements relating to: the planned corporate name change and consolidation, the expected reduction in overhead and related cost savings, the continued growth of our digital publishing business and expansion of our audience across platforms, the value and growth potential of our investment in MGM Resorts, our ability to develop, own and monetize new products and services derived from our content and intellectual property, our ability to identify and pursue new business opportunities and other similar matters. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: (i) the impact of advances in artificial intelligence (“AI”) and other digital technologies, including AI-enabled search features, on how users access and consume information and the resulting effects on traffic, engagement and monetization, (ii) our reliance on search engines and third-party platforms, including changes in algorithms, policies, economics or features (including those implemented by Google), as well as the potential expiration or modification of key commercial agreements, (iii) our ability to effectively market our products and services in a cost-efficient manner across evolving digital channels, (iv) our dependence on advertising revenue and the sensitivity of such revenue to macroeconomic conditions, including factors affecting advertiser demand, consumer confidence and discretionary spending, as well as geopolitical and broader market uncertainty, (v) our ability to adapt to changes in digital marketing practices, including limitations on data access, tracking technologies and targeting capabilities, (vi) our ability to develop, distribute and monetize our products and services across mobile and other platforms and maintain effective relationships with third-party partners, (vii) the continued growth, engagement and monetization of our digital publishing brands, (viii) risks related to our Print business, including ongoing revenue declines, cost pressures (including paper and postage), and reliance on key vendors, (ix) our ability to access, collect, use and protect personal data and comply with evolving privacy and data protection laws and platform restrictions, (x) our ability to effectively engage with users, subscribers and caregivers across communication channels, (xi) the concentration of voting control among our Chairman and Senior Executive and related parties, (xii) risks related to our liquidity and indebtedness, including our ability to service debt and comply with related covenants, as well as limitations on access to subsidiary cash flows, (xiii) risks related to strategic transactions and initiatives, including our ability to realize anticipated benefits from prior transactions and execute future initiatives, (xiv) competitive pressures in rapidly evolving industries, including from larger or better-positioned competitors and AI-enabled offerings, (xv) our ability to build, maintain and protect our brands, (xvi) cybersecurity risks, including increasingly sophisticated attacks (including those enabled by AI) and vulnerabilities at third-party providers, (xvii) data security breaches, fraud and related liabilities, (xviii) risks associated with the integrity, scalability and reliability of our systems, technology and infrastructure, (xix) the impact of general economic, geopolitical and public health conditions, (xx) our dependence on key personnel and leadership transitions, (xxi) volatility in our stock price and risks related to our capital allocation strategy and (xxii) risks related to the planned corporate consolidation. Certain of these and other risks and uncertainties are described in our filings with the Securities and Exchange Commission (the “SEC”), including the most recent Annual Report on Form 10-K filed with the SEC on February 20, 2026, and subsequent reports that we file with the SEC. Other unknown or unpredictable factors that could also adversely affect our business, financial condition and results of operations may arise from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those expressed in any forward-looking statements we may make. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Contact Us

IAC Investor Relations

Mark Schneider

(212) 314-7400

IAC Corporate Communications

Valerie Combs

(212) 314-7251